EXHIBIT 10.1

LOAN SALE AGREEMENT

THIS LOAN SALE AGREEMENT (the “Agreement”), entered into as of this 21st day of June 2011 (the “Effective Date”), is by and between M&I Marshall & Ilsley Bank, a Wisconsin state-chartered bank, on behalf of itself or its subsidiaries and affiliates (collectively, the “Seller”), and TNP Acquisitions, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller is offering the Offered Asset for sale pursuant to an Offering; and

WHEREAS, Buyer was the successful bidder on the Offered Asset, and Buyer and Seller entered into that certain loan sale agreement, dated June 3, 2011, and effective June 6, 2011 (the “Original LSA”); and

WHEREAS, Buyer exercised its contractual right to terminate the Original LSA, but Buyer now wishes to purchase and Seller now wishes to sell the Offered Asset in accordance with the express terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

ARTICLE I – DEFINITIONS

For purposes of this Agreement the terms defined in this Article have the meanings indicated, unless the context clearly requires otherwise. As used herein and except as the context otherwise requires, the singular form of a defined term includes the plural form and vice versa.

“Additional Documents” means any instruments or documents that are included in the Loan Files, other than any Notes or Collateral Documents, and that pertain to or set forth any terms or conditions concerning the Loan, including any supplements, amendments, or modifications thereto or renewals or extensions thereof.

“Affiliated Relationship” means with respect to any specified Person, a relationship of any kind in which any other Person directly or indirectly controls, is controlled by or is under common control with such specified Person. “Affiliated Relationship” also includes an understanding, arrangement, or agreement (written or oral) between or among two or more Persons.

“Balance” means the total unpaid balance of a Loan, which Balance includes UPB (as defined below) and may include interest, costs, fees, expenses, advances, Impositions, negative amortization, and other charges.

“Bid Date” means the date that Buyer submitted its final bid hereunder, which date is May 18, 2011.

“Bid Percentage” means the fraction represented by the Purchase Price of the applicable Loan divided by the UPB of such Loan as of the Bid Date.

“Bid Summary Sheet” means that certain summary of the Loan that Buyer is purchasing pursuant to this Agreement. The Bid Summary Sheet, attached hereto as Schedule 1, is incorporated herein by reference and made a part hereof with the same force and effect as if set forth herein at length.

“Borrower” means any Person that is currently obligated to pay and to perform the obligations to be paid and performed under a Note, provided, that “Borrower” does not include any Guarantor.

“Business Day” means any day other than a Saturday, Sunday, or holiday observed by the United States government, New York Stock Exchange or the Federal Reserve.

“Claim” means any claim, demand, assertion, legal proceeding, cause of action (whether tort, contract or any other basis), loss, penalty, fine, forfeiture, judgment, order or decree in any legal or administrative proceedings (including, without limitation, bankruptcy and foreclosure proceedings).

“Closing” means the closing of the sale of the Loan pursuant to this Agreement.

“Closing Date” means the date on which the Closing will occur, which date shall be no later than 2:00 p.m. Milwaukee, Wisconsin, time on June 29, 2011.

“Collateral” means any tangible or intangible property securing the Loan.

“Collateral Documents” means any of the following documents (unless such document is specifically excluded by the express terms and provisions of the General Assignment): security agreement, Mortgage, guaranty, pledge agreement, pledged certificate of title, assignment of rents or leases, title insurance policies, fire or casualty insurance policies, or any other similar instrument or document, including any supplements, amendments, modifications, commitments, endorsements, renewals or extensions thereof.

“Confidential Information” means any information that is furnished by Seller in connection with this Agreement and the transaction contemplated herein, whether orally or in writing, which would reasonably be expected to be confidential, including, without limitation, the following: Seller’s name; the existence of the transaction contemplated herein; the existence of this Agreement; the terms and conditions of this Agreement, including the Purchase Price; the terms and conditions of the Loan; customer information; information protected by privacy and disclosure laws, including the Gramm-Leach-Bliley Act and its implementing regulations; marketing and development plans or studies; research and development; reports; business plans; policies; contracts; financial information; matters of a technical nature, such as operations, systems, “know how,” ideas, computer software and programs; access codes and source codes; trade secrets; processes and techniques; and any other information disclosed by Seller; provided, however, that “Confidential Information” does not include Public Information.

“Deposit” means the earnest money deposit amount. The Deposit is equal to Two Hundred Fifty Thousand and No/100 Dollars ($250,000) and is non-refundable, except in the event of a default by Seller hereunder or as otherwise expressly provided herein. The Deposit must be received by Seller by 2:00 p.m. Milwaukee, Wisconsin, time on June 21, 2011.

“Designee” means a Person that controls, is controlled by, or is under common control with Buyer.

“Due Diligence Materials” means the Offering, the Loan Documents and any other materials relating to the marketing and sale of the Loan, which materials and files the Sale Advisor distributed to Buyer (by electronic transmission or otherwise), as well as any supplemental materials and documents relating to the Loan that later come to Seller’s knowledge and are delivered (by electronic transmission or otherwise) to Buyer by Seller or Sale Advisor.

“Escrow” means the escrow arrangement established with the Escrow Agent in order to accomplish the Closing hereunder.

“Escrow Agent” means the Lawyer’s Title Insurance Company, Attn: Irma Hickman, 2398 East Camelback Rd., Suite 650, Phoenix, AZ 85016.

“General Assignment” means the General Assignment in substantially the form of Exhibit A hereto, which is to be completed, executed and delivered to Buyer on the Closing Date. Exhibit A may be revised to accord with local laws and customs and upon the mutual agreement of Seller and Buyer.

“Good Funds” means (i) any funds evidenced by a cashier’s check or official United States bank check payable to the order of Escrow Agent; or (ii) funds transferred to the Escrow Agent by wire transfer of federal funds.

“Guarantor” means any Person that executed a guaranty of any kind in support of the Loan, thereby becoming obligated to repay amounts that a Borrower fails to repay or that remain unsatisfied under a Note for the Loan.

“Impositions” means any taxes or assessments levied against the Collateral for the Loan, premiums for any insurance maintained in connection with such Collateral, and any other costs, or expenses related to such Collateral.

“Interest Reserve” means, with respect to the Loan, an amount that is set aside to pay interest due and owing on the Loan; provided, however, that “Interest Reserve” does not include any amounts that were withheld and unfunded by Seller as part of the Loan. The aggregate Interest Reserve amount for the Loan is set forth on Schedule 2 to this Agreement.

“Loan” means the commercial mortgage obligations that Buyer is purchasing pursuant to this Agreement and that are set forth as the mortgage obligations (including all Claims and all Proceeds arising therefrom) identified on Schedule 1.A of the Bid Summary Sheet, attached hereto.

“Loan Documents” collectively means the Notes, the Collateral Documents, and the Additional Documents, each as amended.

“Loan Files” the files relating to the Loan, which files include the Loan Documents, written correspondence with Borrower or Guarantor, financial information related to Borrower or Guarantor, and any other reports or materials that are in the Seller’s possession or control, copies of which were made available by Sale Advisor for Buyer’s inspection; provided, however, “Loan Files” shall not include (or be deemed to include) any documents that contain Seller’s proprietary information or any documents that are covered by either the attorney work-product doctrine or the attorney-client privilege.

“Monetary Representation or Warranty” is defined in Section 6.3(a).

“Mortgage” means a mortgage, deed of trust, trust deed or similar instrument that secures the Loan, as the preceding may be amended, modified, restated or supplemented from time to time.

“Non-Monetary Representation or Warranty” is defined in Section 6.3(a).

“Note” means any promissory note, loan agreement, or other evidence of indebtedness for the Loan, as the preceding may be amended, renewed, extended or modified from time to time.

“Offered Asset” means the Loan that was offered for sale pursuant to an Offering issued through the Sale Advisor.

“Offering” means that certain offering document or electronic medium that solicits bids to purchase some or all of the Offered Asset.

“Payment Cutoff Date” means the Business Day that immediately precedes the Bid Date.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a joint venture (formal or informal) or any other entity.

“Proceeds” means any cash or other liquid assets held by Seller as a result of the voluntary or involuntary conversion of any of the Collateral, including, without limitation, insurance proceeds and condemnation awards.

“Public Information” means (i) information that is obtained by Buyer or its Representatives on a non-confidential basis from a source other than Seller, provided that such source is not known by Buyer or its Representatives to be bound by obligations of confidentiality with respect to such information; (ii) information that is or becomes generally available to the public other than as a result of a disclosure by Buyer or its Representatives in violation of the provisions of this Agreement; or (iii) information that is developed independently by Buyer or its Representatives without use of the Confidential Information.

“Purchase Price” means the sum paid in consideration of the Loan and as more fully set forth as the Purchase Price on Schedule 1.A of the Bid Summary Sheet, which sum may be adjusted on the Closing Date pursuant to the provisions of Section 2.2(b).

“Representatives” means affiliates, directors, officers, employees, managers, members, partners, representatives or agents, including, without limitation, their attorneys, consultants, lenders, potential investors and financial advisors.

“Repurchase Price” means, with respect to the Loan, the price to be paid by Seller for the Loan if repurchased from Buyer pursuant to the terms of this Agreement, which shall be computed as follows:

(a) the Purchase Price, as adjusted at Closing, for the Loan paid by Buyer; minus

(b) all amounts paid by any Person to Buyer or otherwise received or collected by Buyer in respect of the Loan between the Closing Date and the repurchase date (whether characterized as principal, interest, principal and interest, fees, expenses, proceeds and any other payment of every kind and nature), which amounts shall be evidenced and certified by Buyer to Seller as true and accurate; minus

(c) any diminution in value of the Loan since the Closing Date attributable to the gross negligence or willful misconduct of Buyer; plus

(d) all (i) reasonable amounts paid by the Buyer in good faith to third parties to collect principal, interest and other amounts due under the Loan, and (ii) commercially reasonable advances made by the Buyer to third parties in order to protect the security of the Collateral and other advances made by the Buyer pursuant to the Collateral Documents, in each case from the Closing Date to the repurchase date (as evidenced by invoices and canceled checks) and (iii) all accrued and unpaid interest from the Closing Date through the repurchase date on the Loan.

“Sale Advisor” means Holliday, Fenoglio Fowler, LP.

“Seller’s knowledge” or “to Seller’s knowledge” means the actual knowledge of the Seller’s employees who are employed by the Seller at the time of Closing and who have primary responsibility for servicing and monitoring the Loan.

“Seller-Related Parties” means all Persons that control, are controlled by, or are under common control with Seller, together with all directors, officers, employees, agents or other representatives of such Persons.

“Servicing-Released Basis” means the method or basis for the sale of the Loan whereby all rights, obligations, liabilities, and responsibilities in connection with the servicing and administration of the Loan is released, relinquished, sold, transferred, conveyed and assigned by Seller of the Loan to Buyer.

“UPB” means the unpaid principal balance of the Loan and does not include any interest, fees, advances or other charges against the Loan, provided, however, that UPB might include tax amounts paid by Seller on behalf of Borrower to a municipality.

ARTICLE II – THE PURCHASE AND SALE OF THE LOAN

2.1. Sale and Purchase of the Loan.

(a) For the consideration set forth in Schedule 1 (as adjusted pursuant to Section 2.2) and subject to the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase, all of Seller’s right, title and interest in and to the Loan and the Loan Documents.

(b) At Closing Seller shall sell, transfer and assign to Buyer all of Seller’s ownership, right, title and interest of any type or kind in and to the Loan and the related Loan Documents, in accordance with the terms of this Agreement. Except as otherwise expressly set forth herein including, without limitation Article III of this Agreement, the sale, transfer and assignment of the Loan and the Loan Documents is made WITHOUT RECOURSE TO SELLER OR TO THE SALE ADVISOR AND WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED OF ANY TYPE, KIND OR CHARACTER.

(c) At Closing Seller will execute any endorsements, assignments or other documents or instruments of conveyance that are required to evidence the sale and transfer of the Loan hereunder. Except as otherwise expressly set forth herein, including, without limitation Article III of this Agreement, all such endorsements, assignments and other documents or instruments of conveyance are made WITHOUT RECOURSE TO SELLER OR THE SALE ADVISOR AND WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED OF ANY TYPE, KIND OR CHARACTER.

(d) Upon and after Closing, Buyer shall be the owner of all of the Loan and the outstanding balances owed thereunder, and, except as specifically provided herein, Buyer shall have all rights, powers, privileges and liabilities with respect thereto. Buyer will assume and, upon Closing, shall be deemed to have assumed all of Seller’s obligations of any kind whatsoever with respect to the Loan.

(e) Buyer is solely responsible for making its own independent investigation of the Loan Files. Buyer expressly acknowledges that Seller urged, invited, directed, and provided an opportunity to Buyer to independently investigate and examine the Loan Files (including the information and records made available by Sale Advisor on behalf of Seller) as well as any other records that might be available to the public from local, county, state, and federal authorities, courts and record–keeping offices, and Buyer has become fully familiar with the status thereof. Buyer acknowledges that material information and documentation might be missing from the Due Diligence Materials, which documentation, if known to the Buyer, could have an impact upon the perceived, apparent or actual value, merits and risk of the Loan; provided, however, that if any such material information or documentation becomes known to Seller, Seller or Sale Advisor shall promptly deliver or distribute the same to the Buyer.

(f) All information and records provided to Buyer have been provided for informational purposes only as an accommodation to Buyer, and the risk of any inaccuracy, incompleteness, or deficiency in any part of such information and records shall be borne exclusively by Buyer. Buyer acknowledges and understands that portions of the records might have been prepared by parties other than Seller, and, except as otherwise expressly set forth herein, neither Seller nor a Seller-Related Party has made an independent investigation or verification of any such records. Except as expressly set forth herein, neither Seller nor a Seller-Related Party makes any representation or warranty, whether express or implied, of any type, kind, character or nature whatsoever, as to the content, accuracy, or completeness of any such records.

(g) Buyer acknowledges that no estoppels or other confirmation of the outstanding amount of the Loan or other information regarding the Loan, the Loan Documents or the Collateral will be provided by any Borrower, principal of the Borrower, guarantor of Borrower, or other party that is affiliated with the Borrower or has an interest in the Collateral.

(h) Except as otherwise expressly set forth herein, Seller makes no oral or written representations, warranties, promises or guarantees, whether express or implied, and expressly disclaims any liability or obligation with respect to any aspect of the Loan or the Collateral, including without limitation, any of the following: (i) the collectability of the Loan; (ii) the value, condition, profitability or amount necessary to rehabilitate the Collateral; (iii) title or ownership to or of the Collateral, or any portion or part thereof; (iv) compliance with any environmental protection, pollution or land use laws, including, without limitation, those pertaining to the use, handling, generating, treating, storing or disposing of any hazardous waste, hazardous substance, petroleum product, storage tank, or other container therefor, asbestos or any other substance controlled or otherwise governed by applicable laws; (v) laws and any other governmental restrictions applicable to the Collateral; (vi) ownership of or obligations in respect of any entitlements or other similar rights or benefits attributable to, burdening or otherwise pertaining to the Collateral; (vii) any claims by Borrowers against Seller or claims by third parties against the Borrowers or Seller; or (viii) the creditworthiness or ability of any Borrower to fulfill its obligations or pay its respective debts as they mature.

2.2. Purchase Price. The Purchase Price shall be paid as follows:

(a) Except as otherwise expressly set forth in this Agreement or on the Bid Summary Sheet, the Buyer will deliver the Deposit of Good Funds to Escrow Agent on the next Business Day following the full execution of this Agreement, which Deposit shall be held by Escrow Agent in a segregated, interest-bearing account (it being understood and agreed that all interest thereon will benefit the Buyer and shall be delivered to the Buyer at Closing but shall not be considered part of the Deposit), the deposits of which are insured by the Federal Deposit Insurance Corporation up to the maximum permissible amount; and

(b) On the Closing Date, the Buyer shall pay to the Escrow Agent for the benefit of Seller, by wire transfer in immediately available Good Funds, the amount of the Purchase Price: (i) less the Deposit previously received by Seller, (ii) less any escrows or Interest Reserve held by Seller relating to the Loan, unless such amounts or accounts are being transferred pursuant to Section 3.2(f), (iii) plus any protective advances made by Seller between the Payment Cutoff

Date and the Closing Date with the prior written consent of the Buyer, which consent shall not be unreasonably withheld. If the UPB of the Loan changes between the Payment Cutoff Date and the end of the Business Day immediately prior to Closing, then the Purchase Price shall be adjusted by multiplying the Bid Percentage by the then-current UPB of the applicable Loan as of the Business Day immediately prior to the Closing Date.

ARTICLE III – CLOSING

3.1. Deliveries by Buyer at Closing. On the Closing Date and prior to Closing, Buyer will deliver the balance of the Purchase Price to Escrow Agent in such manner described in Section 2.2. Buyer expressly understands and acknowledges that TIME IS OF THE ESSENCE and that Seller must receive the Purchase Price on or before 2:00 p.m. Milwaukee, Wisconsin, time on the Closing Date.

3.2. Deliveries by Seller of Closing Documents and Loan Files. On the Closing Date and prior to Closing, Seller will deliver to Escrow Agent the following documents or instruments (the “Closing Documents”) with respect to the Loan:

(a) the General Assignment executed by Seller;

(b) the original Notes and any guaranties thereof for the Loan being assigned to Buyer pursuant to the General Assignment, or, in the absence of the originals thereof, photocopies of the original Notes and guaranties together with a Lost Note Affidavit and Indemnity relating thereto, duly executed by Seller in substantially the form attached hereto as Exhibit B, which document may be revised to accord with local laws and customs and upon the mutual agreement of Seller and Buyer;

(c) with respect to each Note, an Endorsement and Allonge to Promissory Note that is duly executed by Seller in substantially the form attached hereto as Exhibit C, which document may be revised to accord with local laws and customs and upon the mutual agreement of Seller and Buyer;

(d) with respect to the Loan, an Assignment of Mortgage that is duly executed by Seller in substantially the form attached hereto as Exhibit D, which document may be revised to accord with local laws and customs and upon the mutual agreement of Seller and Buyer;

(e) the Loan Files; and

(f) any Interest Reserve, insurance or other escrow amounts held by Seller in connection with the Loan as of Closing (unless such amounts or accounts are applied as credits against the Purchase Price pursuant to Section 2.2(b)).

3.3. Post-Closing Payments. Any and all payments received by Seller on and after the Closing Date, shall belong to Buyer and any such amounts received by Seller shall be promptly remitted to Buyer within ten (10) Business Days following Seller’s receipt thereof. Seller may remit such payments to Buyer by using any method mutually acceptable to Seller and Buyer, including, without limitation, by using automated clearinghouse settlement or by mailing payments directly to Buyer or Buyer’s servicer.

3.4. Post-Closing Obligations.

(a) From and after the Closing Date, Seller shall have no obligation of any kind concerning the Loan except of Seller’s obligations set forth in this Agreement and the Closing Documents, except that upon the reasonable request of Buyer at any time within ninety (90) calendar days following the Closing Date, Seller will execute, acknowledge and/or deliver such additional Loan Documents, assignments, transfers and confirmations as are reasonably required to evidence or confirm the assignment and transfer of the Loan to Buyer without representation or warranty of any kind from Seller. Notwithstanding the foregoing, it is expressly understood that, other than the Closing Documents, Buyer is responsible for preparing all documents that are necessary to evidence, secure, perfect or otherwise reflect Buyer’s rights, title and interest in and to the Loan and Loan Documents, including, without limitation, assignments of financing statements (UCC-3). Buyer will reimburse Seller for Seller’s reasonable out-of-pocket expenses incurred in complying with this Section 3.4.

(b) All assignments, transfers and confirmations requested by Buyer pursuant to Section 3.4(a) shall be substantially completed by the Buyer and shall be in a form that is reasonably acceptable to Seller.

(c) As soon as practicable after the Closing Date and upon Buyer’s reasonable request, Seller will (i) prepare and execute all documents that are required to substitute Buyer as a party in or to any litigation, foreclosure, or trustee’s sale regarding the Loan; and (ii) direct Seller’s counsel to cooperate with Buyer’s counsel to substitute the attorneys of record for any litigation, foreclosure or trustee’s sale regarding the Loan.

(d) Buyer is responsible for recording (and the costs associated with recording) any necessary documents to evidence, secure or otherwise reflect its right, title and interest in and to the Loan. IN NO EVENT SHALL SELLER BE LIABLE FOR BUYER’S FAILURE TO PROPERLY RECORD ANY DOCUMENTS THAT ARE NECESSARY TO EVIDENCE, SECURE OR OTHERWISE REFLECT BUYER’S RIGHT, TITLE AND INTEREST IN AND TO THE LOANS.

3.5. Costs.

(a) Each party hereto shall pay its own legal fees and costs incurred in connection with transactions contemplated hereby as well as in connection with the negotiation, execution and delivery of this Agreement.

(b) Buyer will pay all documentary fees, transfer fees, title company charges, recording fees and other charges incurred in connection with the transfer of ownership of the Loan from Seller to Buyer.

3.6. Failure to Consummate Closing by Buyer; Liquidated Damages. Buyer and Seller understand that it would be impractical and difficult to determine the minimum detriment that Seller will suffer if Buyer breaches any term or provision of this Agreement or for any reason Buyer is unable or fails to consummate the transaction herein contemplated. In such event, Seller shall be entitled to retain Buyer’s Deposit because such remedy represents a reasonable estimate of the minimum detriment that Seller will suffer from, among other things, short-term market fluctuations and perceived impairments to the market value of the Loan resulting from Buyer’s breach or failure to consummate the transaction herein contemplated. The payment and performance of the remedy in this Section 3.6 is not intended to be a forfeiture or penalty within the meaning of applicable law. Notwithstanding anything herein to the contrary, Seller also shall be entitled to retain Buyer’s Deposit if Seller does not receive a Termination Notice prior to the expiration of the Due Diligence Period.

ARTICLE IV – SERVICING OF LOANS

4.1. Servicing Prior to the Closing Date.

(a) Notwithstanding anything in this Agreement to the contrary, between the Bid Date and the Closing Date, Seller shall service and administer the Loan in conformity with customary industry servicing standards; provided, however, that Seller will not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed): (i) amend or modify any material term of the Loan; (ii) release any Collateral or Borrower from liability in connection with the Loan unless the Loan is paid in full; (iii) compromise or settle any Claims; (iv) initiate or otherwise take any action with respect to a foreclosure against any Collateral except to the extent that such actions are necessary or appropriate in Seller’s sole judgment as a continuation of actions taken prior to the Bid Date; or (v) sell or encumber the Loan.

(b) If Seller complies in good faith with the provisions of Section 4.1(a), then (i) Seller shall have no liability to Buyer with respect to servicing the Loan; and (ii) Buyer shall be bound by Seller’s actions during the interim servicing period specified in Section 4.1(a).

4.2. Servicing After the Closing Date.

(a) The Loan will be sold, transferred, conveyed, and assigned to Buyer on a Servicing-Released Basis. As of the end of the Business Day on the Closing Date, all rights, obligations, liabilities, and responsibilities with respect to the servicing and administration of the Loan will pass to Buyer, and Seller will be discharged and released from all obligations, liability or responsibility therefor. Buyer hereby acknowledges that, because the Loan may include provisions for Impositions, negative amortization and/or balloon payments of principal, the servicing of the Loan might be affected accordingly.

(b) As of the end of the Business Day on the Closing Date, Buyer will be solely responsible and liable for compliance with all applicable laws, rules and regulations governing the ownership, servicing or administration of the Loan, including, without limitation, the obligation to notify Borrowers, guarantors or sureties of the transfer of the servicing rights from Seller to Buyer. If requested by Buyer, Seller will participate in a notice of transfer of service that is drafted by Buyer and directed to Borrowers, guarantors and sureties.

4.3. Limitations. Under no circumstances will Seller be a fiduciary of the Buyer with respect to the Loan. Seller has no liability to Buyer for deficiencies with regard to servicing the Loan, except Seller shall be liable for Seller’s conduct constituting willful misconduct or a failure to comply in good faith with the provisions of Section 3.3 and Section 4.1(a). Without limiting the foregoing, Seller also shall have no liability for actions taken at the request of, or with the consent of, Buyer, and no such action will limit in any way Buyer’s obligation to purchase the related Loan. Notwithstanding any provision in this Agreement to the contrary, Seller has no obligation to make any advance or to pay any Imposition from its own funds.

ARTICLE V – BUYER’S REPRESENTATIONS, WARRANTIES,

COVENANTS AND ACKNOWLEDGMENTS

5.1. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that, as of the date hereof and as of the Closing Date, the following are true and accurate statements in all material aspects:

(a) Authority. Buyer is in good standing in the jurisdiction of its formation, is duly and legally authorized to enter into this Agreement, and is a “United States person” within the meaning of Paragraph 7701(a)(30) of the Internal Revenue Code, as amended. Buyer has complied with all laws, rules, regulations, charter provisions and bylaws necessary to consummate the transactions contemplated hereby and to purchase and service the Loan, and Buyer’s representative is authorized to act on behalf of and bind the Buyer to the terms of this Agreement.

(b) Enforceability. Assuming due authorization, execution and delivery by Seller, this Agreement and all of the obligations of Buyer hereunder are the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with the terms of this Agreement and subject to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles generally affecting or limiting the rights of contracting parties.

(c) Sophisticated Buyer. Buyer is a sophisticated investor and, except as otherwise provided in this Agreement, Buyer is relying solely on its own investigation of the Loan, the Loan Documents, the Loan Files, the Borrowers and the Collateral.

(d) Financial Condition. Buyer represents and warrants that Buyer has sufficient liquid assets, capital and net worth to deliver the Deposit to Seller without any contingencies. Buyer further represents and warrants that, on the Closing Date, Buyer will have sufficient liquid assets, capital and net worth to deliver the balance of the Purchase Price to Seller without any contingencies.

(e) Examination of the Loan Being Purchased. Buyer has examined, investigated and reviewed, or will examine, investigate or review on or prior to the expiration of the Due Diligence Period, all documents and records that Buyer deems necessary and appropriate in making its decision to purchase the Loan. Buyer acknowledges that Seller has not made any representations or warranties concerning the collectability of the Loan or the value of the Collateral.

(f) Independent Evaluation. Buyer has made, or will make on or prior to the expiration of the Due Diligence Period, and relied, or will rely, upon its own evaluation and decision to purchase the Loan as more fully set forth in Section 2.1, and Buyer has not relied upon any oral or written information or statements from either Seller or Sale Advisor, other than as expressly set forth in this Agreement.

(g) Confidentiality Agreement. Buyer acknowledges that it signed a confidentiality agreement that runs exclusively in favor of Seller. Buyer has complied with all of the terms and conditions of such confidentiality agreement, including, without limitation, the terms and provisions that prohibit Buyer from contacting any Borrower identified in the Loan or Loan Documents without the prior written consent of Seller.

(h) Buyer Is Not Affiliated with Borrower. Buyer does not have an Affiliated Relationship with any Borrower identified in the Loan or Loan Documents. Buyer further represents and warrants that it has no understanding, arrangement, or agreement (oral or otherwise) with any Person identified in the Loan or Loan Documents, the purpose of which understanding, arrangement, or agreement is (i) to pledge, hypothecate, transfer or sell any or all of Buyer’s interest in or to the Loan or the Loan Documents to any Borrower identified in the Loan or Loan Documents; or (ii) to restate, supplement or otherwise modify the Loan Documents; or (iii) to release, forebear, forgive, or extend any Borrower’s obligations under the Loan Documents.

5.2. Assumption of Seller’s Obligations. Buyer hereby covenants and acknowledges that Buyer will assume and, upon the Closing Date, shall be deemed to have assumed all of Seller’s obligations of any kind whatsoever with respect to the Loan, the Loan Documents, and the Collateral. Buyer acknowledges that the sale of the Loan by Seller to Buyer is irrevocable and that Buyer shall have no recourse to Seller, except as otherwise provided in this Agreement.

5.3. Fair Collection Practices Indemnity. Buyer will not violate any laws relating to unfair credit collection practices in connection with the Loan. Buyer hereby agrees to defend, indemnify and hold Seller (and any Seller-Related Party) harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by Seller (or Seller-Related Party) as a result of (a) a breach by Buyer of the aforesaid warranty; or (b) any claim, demand, or assertion that, after the Closing Date, Seller was involved with or in any way had authorized unlawful collection practices in connection with the Loan transferred to Buyer pursuant to this Agreement. Buyer agrees to notify Seller within five (5) Business Days of Buyer’s receipt of notice or knowledge of any such claim or demand.

ARTICLE VI – REPRESENTATIONS AND WARRANTIES OF THE SELLER

6.1. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, as of the date hereof and as of the Closing Date, the following are true and accurate statements in all material aspects:

(a) Organization; Existence. Seller is duly formed and validly existing in the jurisdiction of its formation, and Seller is in good standing under the laws of the jurisdiction of its formation or organization. Seller is duly and legally authorized to enter into this Agreement, and Seller’s representative is authorized to act on behalf of and bind the Seller to the terms of this Agreement.

(b) Authority. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Seller has complied with all laws, rules, regulations, charter provisions and bylaws necessary to consummate the transactions contemplated hereby, and Seller’s representative is authorized to act on behalf of and bind Seller to the terms of this Agreement.

(c) Enforceability. Assuming due authorization, execution and delivery by Buyer, this Agreement and all the obligations of Seller hereunder are the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the terms of this Agreement and subject to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles generally affecting or limiting the rights of contracting parties.

6.2. Representations and Warranties of Seller as to the Loan. With respect to each Loan being purchased by Buyer hereunder, Seller hereby represents and warrants to Buyer that, as of the date hereof and as of the Closing Date, the following are true and accurate statements in all material aspects:

(a) Right to Sell. Seller has full right and authority to sell, assign and transfer the Loan to Buyer. There is no action, suit or proceeding pending against Seller in any court or by or before any other governmental agency or instrumentality that would materially affect the ability of Seller to carry out the transactions contemplated by this Agreement;

(b) Sole Ownership. The Seller is the sole owner and rightful holder of the Loan;

(c) Sale, Transfer and Assignment. Except as otherwise expressly disclosed in the Due Diligence Materials, the sale, assignment and transfer of the Loan and Loan Documents to Buyer will be free of any participation interest;

(d) Loan Balances. As of the Payment Cutoff Date, the UPB of the Loan was the amount set forth in the Bid Summary Sheet;

(e) Interest Reserve. As of the Payment Cutoff Date, the amount of the Interest Reserve for each Loan identified on Schedule 2 is true and correct;

(f) Loan Information. As of the Payment Cutoff Date, (i) the payment history, and (ii) the current rate at which interest is being paid relating to each Loan (each as set forth in the Due Diligence Materials) are true and correct in all material respects;

(g) Enforceability. To the best of Seller’s knowledge, the Notes and Loan Documents are genuine and are the legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, except as such enforcement might be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of a creditors’ rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(h) No Modification. The Due Diligence Materials contain true and correct copies of Loan Documents in the possession of Seller and now in effect with respect to each Loan. Except as set forth in the Due Diligence Materials, neither Seller nor, to Seller’s knowledge, any prior holder of the Loan has modified any Note or Loan Document or otherwise satisfied, canceled, extended or subordinated such Note or Loan Document, in whole or in part. Except as disclosed in the Due Diligence Materials, no material portion of the Collateral was released from the lien of any Loan Document and no instrument of release, cancellation or satisfaction was executed; and

(i) Cross-collateralization. Except as disclosed in the Due Diligence Materials or Loan Files, the Loan is not secured by the same property as any other commercial loan held by Seller or its affiliated entities, which is not the subject of this Agreement.

6.3. Remedies. Except as specifically set forth in this Agreement, neither party shall be liable to the other party for any consequential, special or punitive damages. It is expressly understood that the Seller’s representations and warranties are made as of the date hereof and as of the Closing Date.

(a) Definitions of Monetary and Non-Monetary Representations or Warranties. As used herein and except as the context otherwise clearly requires, the singular form of the following terms includes the plural form and vice versa. As used in this Agreement, “Monetary Representation or Warranty” means a representation or warranty set forth in Sections 6.2(d) and (e). As used in this Agreement, “Non-Monetary Representation or Warranty” means any representation or warranty other than a Monetary Representation or Warranty.

(b) Sole Remedy for Breach of Non-Monetary Representations or Warranties. If within sixty (60) calendar days after the Closing Date, the Buyer discovers that Seller breached any Non-Monetary Representation or Warranty set forth in this Agreement, the Buyer shall give written notice to Seller within ten (10) calendar days of the discovery of such breach, and the Seller shall have the right to cure such breach during a period of thirty (30) calendar days after receipt of such notice. If such breach or failure is not duly cured within such thirty (30) day period, or not otherwise waived or consented to in writing by Buyer, then Seller shall elect, in its sole discretion to either (i) repurchase the Loan at the Repurchase Price, or (ii) pay to Buyer the Buyer’s actual damages directly caused by such breach, up to an amount not exceeding the Repurchase Price. The remedies set forth in this Section 6.3(b) shall be the exclusive remedies of the Buyer for any breach by Seller of a Non-Monetary Representation or Warranty, and the Buyer shall not be entitled to any other rights, remedies or other relief, at law or in equity, for Seller’s breach of a Non-Monetary Representation or Warranty set forth in this Agreement.

(c) Sole Remedy for Breach of Monetary Representation or Warranties. If within sixty (60) calendar days after the Closing Date, the Buyer discovers that Seller breached any Monetary Representation or Warranty set forth in this Agreement, the Buyer shall give written notice to Seller within ten (10) calendar days of discovery of such breach, and the Seller shall have the right to cure such monetary breach during a period of fifteen (15) calendar days after receipt of such notice. Within such fifteen (15) day period, the Seller will pay to Buyer all proper and valid amounts due and owing, if any, as a result of a breach of a Monetary Representation or Warranty. Such amounts due and owing shall be multiplied by the Bid Percentage. The remedies set forth in this Section 6.3(c) shall be the exclusive remedies of the Buyer for any breach by Seller of a Monetary Representation or Warranty, and the Buyer shall not be entitled to any other rights, remedies or other relief, at law or in equity, for Seller’s breach of a Monetary Representation or Warranty set forth in this Agreement.

(d) Limitations. Seller shall not be deemed to be in breach of this Agreement or the representation set forth in Section 6.2(d) if the UPB changes between the Payment Cutoff Date and the Closing Date. In such event and prior to Closing on the Closing Date, Seller will deliver to Buyer a closing statement that reflects the UPB as of the Closing Date as well as a new Purchase Price that is adjusted pursuant to Section 2.2(b).

ARTICLE VII – CONDITIONS PRECEDENT TO CLOSING

7.1. Conditions Precedent to Buyer’s Obligations. Notwithstanding anything to the contrary in this Agreement and unless waived by the Buyer, Buyer’s obligation to purchase the Loan and Loan Documents shall be subject to and conditioned upon the satisfaction by Seller of the following conditions precedent: (a) all of the representations of Seller set forth herein are true and correct in all material respects as of the date hereof and as of the Closing Date, except as affected by the taking of any action permitted hereunder; and (b) Seller’s performance or tender of performance of its obligations under this Agreement.

7.2. Conditions Precedent to Seller’s Obligations. Notwithstanding anything to the contrary in this Agreement and unless waived by the Seller, Seller’s obligation to sell the Loan and Loan Documents shall be subject to and conditioned upon the satisfaction by Buyer of the following conditions precedent: (a) all of the representations of Buyer set forth herein are true and correct in all material respects as of the date hereof and as of the Closing Date, except as affected by the taking of any action permitted hereunder; (b) Buyer’s performance or tender of performance of its obligations under this Agreement; and (c) Seller’s receipt of an original Release and Indemnity, executed by Buyer in the same form and substance as Exhibit F.

7.3. Failure or Waiver of Conditions Precedent. In the event that any condition set forth in Section 7.1 or 7.2 is not fulfilled or otherwise waived, the party benefited by such condition may, by written notice to the other party, terminate this Agreement in accordance with Article IX and the Deposit shall be released by Escrow Agent to the non-defaulting party. Either party may, in its sole discretion and by providing written notice to the other party, waive its own benefit of the conditions set forth in this Agreement.

ARTICLE VIII – RETENTION OF LOANS BY SELLER

8.1 Retention of Loan. If prior to the Closing Date, Seller, in its sole discretion, determines that Seller is unable to sell the Loan due to a court or regulatory order or due to Seller’s knowing inability to satisfy its representations of this Agreement with respect to the Loan, then Seller, in its sole and absolute discretion, may withdraw the applicable Loan from this Agreement; provided, however, that in such event the Seller immediately will return the Deposit to Buyer.

ARTICLE IX – TERMINATION OF THE AGREEMENT

9.1. Termination by the Parties. This Agreement may be terminated by the parties with the effects stated in Section 9.2 in any of the following ways:

(a) by either party in writing at any time on or prior to the Closing Date if the other party has, in any material respect, breached any representation, warranty, covenant or undertaking contained herein and such breach cannot reasonably be cured prior to the Closing; or

(b) by either party in writing at any time after any regulatory authority has denied an application for approval of the transaction contemplated hereby, if such application is necessary, and the time period for an appeal has run.

9.2. Effect of Termination. If this Agreement is terminated for any reason provided in Section 9.1, neither party shall have any further liability or obligation with respect to this Agreement (or the Real Estate Addendum), except for indemnification obligations, which specifically survive the termination of this Agreement. If for any reason the Buyer breaches any term or provision herein or otherwise is unable or fails to consummate the transaction contemplated hereby, then, pursuant to Section 3.6 and 9.1(a), the Seller shall be entitled to retain Buyer’s Deposit upon termination of this Agreement; provided, however, that, if the failure to consummate the transaction is the direct result of Seller’s prior breach or misrepresentation, then, Buyer, in its sole election, shall either: (i) direct Escrow Agent to return immediately the full amount of the Deposit to Buyer, in which case, Seller also shall pay to Buyer all of Buyer’s actual and documented out-of-pocket third-party expenses related to the transaction contemplated by this Agreement in an aggregate amount not to exceed Fifty Thousand and No/100 Dollars ($50,000); or (ii) seek the remedy of specific performance of Seller’s obligations under this Agreement. If Buyer terminates this Agreement pursuant to Section 9.1(a), then Buyer shall be entitled to an immediate return of the Deposit (unless Buyer is in prior breach). If either party terminates this Agreement pursuant to Section 9.1(b), the Buyer shall be entitled to an immediate return of the Deposit.

ARTICLE X – MISCELLANEOUS PROVISIONS

10.1. Timing. TIME IS OF THE ESSENCE UNDER THE TERMS OF THIS AGREEMENT. The transactions contemplated herein must be completed by the date and time specified herein.

10.2. Brokerage Commissions and Finder’s Fees. Each party to this Agreement warrants to the other that no person or entity is entitled to any commission, finder’s fee, acquisition fee or other brokerage-type compensation (collectively, a “Commission”) based upon the acts of that party with respect to the transactions contemplated by this Agreement, other than the Sale Advisor who shall be paid exclusively by Seller. Each party hereby agrees to indemnify, defend and hold harmless the other party from and against any and all loss, cost, liability or expense (including, without limitation, commissions and attorneys’ fees) resulting from any claim for a Commission by any other person or entity based upon such acts.

10.3. Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate, subject to the time limitations set forth in this Agreement and by applicable law. The rights of each of the parties hereunder shall not be capable of being waived or varied except by an express waiver or variation in writing and signed by both parties. Any failure to exercise or any delay in exercising any such rights shall not operate as a waiver or variation of that right or any other right. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that right or any other right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any right or otherwise constitute a suspension or any variation of any such right.

10.4. Notices. Unless otherwise provided for herein, all notices or other communication required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission) to the attention of the named signatory for such party and delivered at such party’s address or facsimile number set forth on the signature page hereof. Such notice shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested); (b) when delivered, if delivered personally or by facsimile; or (c) on the following Business Day, if sent by overnight mail or overnight courier.

10.5. No Assignment Except as Expressly Set Forth Herein. Prior to Closing, Buyer shall not assign its right, title or interest in or to this Agreement or the Loan to any Person other than TNP Strategic Retail Trust, Inc., a Maryland corporation (which entity is a Designee); however, notwithstanding such assignment, Buyer and Designee shall be jointly and severally liable to Seller for any breaches or failure to perform hereunder. Any such assignment prior to Closing must be (i) made and executed substantially in the form of the Assignment and Assumption of Loan Sale Agreement, attached hereto as Exhibit E, and (ii) approved and accepted by Seller, in its sole discretion. Except as expressly provided in this Section 10.5 or pursuant to any writing mutually executed by Buyer and Seller, Buyer is prohibited from assigning this Agreement (or any of Buyer’s rights, title or interest in or to this Agreement) to any Person at any time. From and after the date of this Agreement, and without the prior written consent of Seller, Buyer (or Designee) shall not assign to a Borrower any or all of Buyer’s (or Designee’s) right, title or interest in or to the Loan or Loan Documents.

10.6. No Third-Party Beneficiary; Successors Bound. The terms and conditions of this Agreement, express or implied, exist only for the benefit of the parties to this Agreement and their respective successors and permitted assigns. No other person or entity is (or shall be deemed to be) a third-party beneficiary of this Agreement. This Agreement (including all exhibits and schedules hereto) and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and permitted assigns.

10.7. Assistance of Third Parties. Buyer hereby acknowledges, confirms and understands that Seller has no responsibility or liability whatsoever to Buyer arising out of or related to any third parties’ failure to assist or cooperate with Buyer. Seller is not liable for the potential failure or refusal of third parties to assist or cooperate with Buyer or Seller in the effective transfer, assignment, and conveyance of the purchased Loan and the Loan Documents.

10.8. Governing Law and Consent to Jurisdiction. This Agreement shall be construed, and the rights and obligations of Seller and Buyer hereunder determined, in accordance with the internal laws of the State of Wisconsin, without regard to the principles of such laws respecting conflicts of laws. Buyer and Seller consent and submit to jurisdiction in the Eastern District of Wisconsin and in the Circuit Court of Milwaukee County, whichever might be applicable. Buyer irrevocably waives any objection that it might now or hereafter have to the venue or jurisdiction of any suit, action or proceeding arising out of or relating to this Agreement.

10.9. Waiver of Jury Trial. SELLER AND BUYER BOTH IRREVOCABLY WAIVE ANY AND ALL RIGHT THAT EITHER PARTY MIGHT HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THE SELLER AND THE BUYER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

10.10. Attorneys’ Fees. If any action is brought by either party to enforce its rights under this Agreement, the prevailing party is entitled to reasonable attorneys’ fees, court costs, and all other out-of-pocket expenses incurred in connection with such enforcement.

10.11. Confidentiality. Buyer and its Representatives will treat all Confidential Information disclosed in connection with this Agreement and the transaction contemplated herein as secret and confidential and will protect and safeguard such Confidential Information from any disclosure, except as such disclosure is required (i) in connection with the evaluation by Buyer, its attorneys, agents or contractors of this Agreement and the consummation of the transaction contemplated herein; or (ii) by applicable law or regulation; provided, however, that if disclosure is made (or to be made) pursuant to the preceding Sections 10.11(i) or (ii), then the disclosing party shall (x) if legally permitted, give prompt and prior written notice to the non-disclosing party in order to provide the non-disclosing party with an opportunity to contest such disclosure; and (y) be responsible and liable for ensuring that the recipients of such disclosed information maintain the confidentiality of the disclosed information and use the disclosed information only as expressly permitted in the foregoing Sections 10.11(i) or (ii).

10.12. Prior Understandings. This Agreement supersedes any and all prior discussions and agreements, including without limitation the Original LSA, between Seller and Buyer with respect to the purchase of the Loan and the Loan Documents contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

10.13. Integrated Agreement. This Agreement (including the Bid Summary Sheet, exhibits and schedules hereto) constitutes the final complete expression of the intent and understanding of Buyer and Seller. This Agreement (including the Bid Summary Sheet, exhibits and schedules hereto) shall not be altered, modified or amended, except by a subsequent writing that is signed by Buyer and Seller.

10.14. Survival; Expiration of Remedies. Each and every covenant, representation and warranty by the Buyer or Seller in this Agreement is made only as of the date hereof and as of the Closing Date, and Seller’s covenants, representations and warranties shall not merge into the closing documents but instead shall be independently enforceable. THE BUYER’S REMEDIES SHALL EXPIRE IN ACCORDANCE WITH THE PERIODS SPECIFIED IN SECTIONS 6.3(b) AND (c), AFTER WHICH RESPECTIVE PERIODS, NO CLAIM FOR MONETARY OR NON-MONETARY BREACHES OF SELLER’S REPRESENTATIONS OR WARRANTIES MAY BE MADE.

10.15. Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is held to be unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and shall have full force and effect as if the invalid or unenforceable part had not been included.

10.16. Headings. The headings of the articles and sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

10.17. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed by facsimile or scanned signatures; any signed Agreement or signature page to this Agreement that is transmitted by facsimile or in the portable document format (.pdf) shall be treated in all manners and respects as an original Agreement or signature page.

[remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

SELLER:		BUYER:

M&I MARSHALL & ILSLEY BANK		TNP ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/ Ronald E. Smith	By:	/s/ James Wolford

Name:	Ronald E. Smith	Name:	James Wolford
Title:	Senior Vice President	Title:	CFO

Address: 770 North Water Street Milwaukee Wisconsin 53201-2035 Fax #: (414) 765-7764 Primary e-mail: dan.kaminski@micorp.com		Address: c/o Thompson National Properties, LLC 1900 Main Street, Suite 700 Irvine, California 92614 Fax #: (949) 252-0212 Primary e-mail: cjo@tnpre.com

BID SUMMARY SHEET

SCHEDULE 1.A - LOAN

Constitution Trail, LLC	$42,208,783	42.69%	$18,000,000
006080002764-10000	$31,926,186
006080002764-10001	$8,867,593
006080002764-10002	$1,367,577

Total Proceeds to Seller	$42,161,356	42.69%	$18,000,000

Deposit for Loan: $250,000

SCHEDULE 2

INTEREST RESERVE FOR LOANS

Loan	Interest Reserve
Constitution Trail, LLC	$0

2

EXHIBIT A

[representative example – subject to change]

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made as of this              day of             , 20    , by                             , having an address at                                                                   (“Assignor”) in favor of                                         , a                                     , having a place of business at                                                                   (“Assignee”).

RECITALS

A. Assignor and Assignee have entered into that certain Loan Sale Agreement dated                  , 20     (the “Loan Sale Agreement”) whereby Assignor agrees to convey to Assignee all of Assignor’s right, title and interest in and to the Loan and the Loan Documents (as defined in the Loan Sale Agreement) that are described on Exhibit 1 hereto. Assignee agrees to accept the Loan on the terms and conditions stated in the Loan Sale Agreement.

B. Pursuant to the Loan Sale Agreement, Assignor desires to execute this Assignment in favor of Assignee.

AGREEMENT

NOW, THEREFORE, in consideration of the sum of TEN and 00/100 DOLLARS ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

(a) Definitions. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Loan Sale Agreement.

(b) Assignment. Assignor hereby sells, assigns, transfers and conveys to Assignee, without any representation, warranty or recourse other than as specifically provided for in the Loan Sale Agreement, all of Assignor’s right, title and interest in and to all of the notes and the Loan evidenced by the notes, including any and all guaranties and collateral and other security for the Loan, with such documents and security interests more fully described on Exhibit 1 hereto.

(c) Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(d) Governing Law. This Assignment shall be governed by the laws of the State of Wisconsin.

(e) WAIVER OF JURY TRIAL. SELLER AND BUYER BOTH IRREVOCABLY WAIVE ANY AND ALL RIGHT EITHER PARTY MIGHT HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS ASSIGNMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH OF THE SELLER AND THE BUYER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

(f) Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

Assignor:

By:
Name:
Title:

EXHIBIT B

[representative example – subject to change]

LOST NOTE AFFIDAVIT AND INDEMNITY

THIS LOST NOTE AFFIDAVIT AND INDEMNITY (this “Agreement”) is entered into as of             ,             , 20    , by                                                   (“Seller”), as indemnitor, in favor of             , a              (the “Buyer”).

RECITALS

A. Seller and Buyer have entered into a certain Loan Sale Agreement dated             , 20     (the “Loan Sale Agreement”), whereby Buyer will purchase the Loan, as that term is defined in the Loan Sale Agreement.

B. Seller is the current owner and holder of the note(s) or other instruments, true and correct copies of which are attached hereto as Exhibit 1 (the “Note”). After a diligent search conducted by Seller, it has been determined that the original Note cannot be found and is either lost, mislaid or destroyed. Seller makes this Agreement to induce the Buyer to consummate the transaction contemplated by the Loan Sale Agreement.

AGREEMENT

1. Seller represents and warrants to Buyer that Seller is the current owner and holder of the Note.

2. Seller represents and warrants that Seller has not previously assigned, pledged, sold or encumbered or otherwise transferred all or any portion of the Note and the Note has not been satisfied or discharged.

3. Seller shall indemnify, defend and hold harmless Buyer and any of its members, successors and assigns, from and against any and all claims, demands, suits, liabilities, losses, damages, obligations, payments, costs and expenses of whatever kind or nature (including, without limitation, costs of investigation, actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorney fees in connection therewith) relating to, arising from or in any way resulting from a claim for payment from any third party and/or the obligor under the Note resulting from a breach of the warranties set forth in paragraphs 1 and 2 of this Agreement. Notwithstanding anything contained herein to the contrary, the foregoing indemnity shall (a) be limited to the Buyer’s Purchase Price of the Note; and (b) terminate in the event Seller finds, endorses and delivers the original Note to Buyer.

4. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin.

5. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the Buyer or its successors and assigns, nor is anything in this Agreement intended to give any third person any right of subrogation or action against any party to this Agreement.

6. If any action is brought pursuant to this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees incurred in connection with the prosecution or defense of such action.

IN WITNESS WHEREOF, this Agreement is made as of the day and year first above written.

INDEMNITOR:

By:
Name:
Its:

EXHIBIT C

[representative example – subject to change]

ENDORSEMENT AND ALLONGE TO PROMISSORY NOTE

PAY to the order of                                         , without warranty representation or recourse of any kind, that certain note dated                     ,              in the original principal amount of $             executed by                                 , a                                                      .

By:

Name:
Title:

EXHIBIT D

[representative example – subject to change]

ASSIGNMENT OF MORTGAGE

                                      (the “Assignor”), the Mortgagee named in the Mortgage described below (or the successor, by merger or change of name, to the original Mortgagee named below), for and in consideration of the sum of TEN DOLLARS ($10.00) lawful money of the United States of America, paid to it by                                  (the “Assignee”), the receipt of which is hereby acknowledged, has granted, bargained, sold, assigned, transferred and set over, and by these presents does grant, bargain, sell, assign, transfer and set over unto the Assignee and without recourse, representations or warranties of any kind whatsoever, all of the Assignor’s right, title and interest in and to that certain mortgage instrument dated as of                     , 20__, given and executed by                     , a                      to the Assignor to secure the payment of the principal sum of                          DOLLARS ($            ) together with interest thereon and the other Obligations recited therein, and recorded in the Office of the Recorder of Deeds of                                                                                                       , and being secured by all that certain lot, tract, parcel or piece of ground, together with the improvements erected thereon, situate in                                                                                                                       , and more particularly described in said Mortgage; and also the Note or other Obligations recited in the said Mortgage and thereby intended to be secured, and all monies, whether principal, interest or otherwise, due and to become due thereon.

TO HAVE, HOLD, RECEIVE AND TAKE, all and singular the hereditaments and premises hereby and thereby granted, described and assigned, or mentioned and intended so to be, with the appurtenances, unto the Assignee to and for its proper use and benefit forever.

WITNESS the due execution hereof as of this              day of             , 20    .

By:

Print Name:

Title:

STATE OF	)
	)	ss:
COUNTY OF	)

On this, the              day of                     , 20    , before me, a Notary Public, the undersigned officer, personally appeared             , who acknowledged himself/herself to be the                              of                          and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said bank as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My commission expires:

The address of the within-named Assignee is:	Return to:

Attention:

On behalf of the Assignee

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LOAN SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LOAN SALE AGREEMENT (this “Assignment”) is made and entered into as of this              day of              20__, by and between             , a              (“Buyer”), and                         , a                          (“Designee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Sale Agreement (as defined below).

WHEREAS, Buyer has agreed to purchase the Loan from Seller, and Seller has agreed to sell the Loan to Buyer, pursuant to that certain Loan Sale Agreement, dated                  , 20__, by and between Buyer and Seller (the “Loan Sale Agreement”);

WHEREAS, prior to Closing and pursuant to Section 10.5 of the Loan Sale Agreement, Buyer is prohibited from assigning or transferring the Loan or the Loan Sale Agreement to any Person other than Designee;

WHEREAS, Buyer now desires to assign all of its right, title, and interest in and to the Loan and the Loan Sale Agreement as well as all liabilities and obligations thereunder, and Designee desires to accept such assignment, subject to the terms and provisions herein; and

WHEREAS, this Assignment is effective only upon Seller’s written acceptance and acknowledgement.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Buyer, for itself and its successors, does hereby transfer and assign to Designee all of Buyer’s right, title, and interest in and to the Loan and the Loan Sale Agreement, and Designee hereby accepts such transfer and assignment.

2. Buyer, for itself and its successors, does hereby transfer and assign to Designee all of Buyer’s liabilities, duties, and obligations with respect to the Loan and the Loan Sale Agreement, and Designee hereby accepts such transfer and assignment.

3. Notwithstanding this Assignment or anything to the contrary herein or in the Loan Sale Agreement, Buyer and Designee shall be jointly and severally liable to Seller for any breaches or failure to perform under the Loan Sale Agreement.

4. As an inducement to obtaining Seller’s consent and acceptance of this Assignment, Designee hereby makes all of the representations and warranties set forth in Section 5.1 of the Loan Sale Agreement as if such representations and warranties were (i) set forth in their entirety in this Assignment, and (ii) made by Designee with respect to itself. Pursuant to the foregoing, Designee represents that, with respect to Designee, the statements in Section 5.1 of the Loan Sale Agreement are true and correct as of the date of this Assignment and warrants that such statements will be true and correct on the Closing Date.

5. Except for Designee’s assumption of liability under Paragraph 2, nothing in this Assignment (express or implied) is intended or shall be construed to expand, defeat, impair, or limit in any way the rights, obligations, claims or remedies of Buyer or Seller pursuant to the Loan Sale Agreement. Except and unless expressly modified herein, all terms and provisions of the Loan Sale Agreement shall remain in full force and effect upon the effectiveness of this Assignment.

6. Nothing in this Assignment (express or implied) is intended or shall be construed to confer any legal or equitable rights, claims, or remedies upon any Person other than Seller, Buyer, and Designee, as well as each of the foregoing parties’ permitted successors and assigns.

7. The terms and provisions of this Assignment may not be waived, altered, modified or amended, except by a written instrument that is duly executed by the parties hereto and accepted by Seller, in its sole discretion.

8. This Assignment shall be binding on and inure to the benefit of Designee and its respective successors and permitted assigns (as more fully set forth in Section 10.5 of the Loan Sale Agreement).

9. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Wisconsin without regard to any principles of conflict of laws.

10. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Buyer and Designee have executed this Assignment and Assumption Agreement as of the date first written above.

BUYER:	DESIGNEE:

By:	By:

Name:	Name:

Title:	Title:

Address:	Address:

Fax #:	Fax #:
Primary e-mail:	Primary e-mail:

[Seller’s acceptance and acknowledgement follows]

[Seller’s acceptance and acknowledgement of that certain Assignment and Assumption of Loan

Sale Agreement, dated                  , 20__, by and between                              and                     .]

Acceptance and Acknowledgement

In reliance on the terms and provisions of this Assignment, including Designee’s representations and warranties set forth herein and in the Loan Sale Agreement, Seller hereby accepts and acknowledges this Assignment on this          day of                      20__.

By:
Name:	Daniel L. Kaminski
Its:	Senior Vice President

EXHIBIT F

RELEASE AND INDEMNITY

This Release and Indemnity (this “Release”) is executed on this              day of June 2011 by TNP Acquisitions, LLC, a Delaware limited liability company, and its affiliates, subsidiaries, parents, and any of the foregoing parties’ successors and assigns, employees, officers, agents, and attorneys (collectively, “TNP”) in favor of M&I Marshall & Ilsley Bank, a Wisconsin state-chartered bank, and its affiliates, subsidiaries, parents, and any of the foregoing parties’ successors and assigns, employees, officers, agents, and attorneys (collectively, “M&I”).

WHEREAS, TNP Acquisitions, LLC has agreed to purchase that certain mortgage obligation owed to M&I Marshall & Ilsley Bank by Constitution Trail, LLC and more commonly referred to as “Constitution Trails” (the “Loan”) pursuant to that certain Loan Sale Agreement, dated June 21, 2011, by and between M&I Marshall & Ilsley Bank and TNP Acquisitions, LLC (the “LSA”); and

WHEREAS, the parties hereto consider it to be in their respective best interests to compromise any and all disputes (to the extent that any such disputes exist or existed) related to the LSA and the sale of the Loan rather than to incur the expense and uncertainty of litigation; and

WHEREAS, M&I Marshall & Ilsley Bank will sell the Loan to TNP Acquisitions, LLC in consideration of TNP Acquisition’s execution and delivery of this Release to M&I Marshall & Ilsley Bank; and

WHEREAS, TNP acknowledges that this Release was negotiated by the parties in good faith and at arm’s length, that the settlement described below will constitute full consideration for the complete and unconditional release and discharge of M&I from and against any liability arising out of any and all claims of any kind that ever were or could have been made against M&I in connection with the subject matter set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, in the absence of which this Release would not be executed and delivered by the parties nor accepted by the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Release and Discharge of M&I. In consideration of the mutual promises and undertakings herein and except as set forth in Section 2, TNP hereby does remise, release and forever discharge M&I (including all past, present and future parent corporations, subsidiaries, affiliates, successors, assigns, executors, administrators, and each of their respective employees, agents, attorneys, partners, directors, officers, shareholders, and insurers) from and against any and all past, present, and future actions, causes and causes of action, suits, debts, dues, sums of money, accounts, covenants, controversies, promises, damages, judgments, executions, claims and demands of any kind whatsoever, in law or in equity, arising out of or relating in any manner to the Loan, the marketing of the Loan, or the sale of the Loan.

2. Limitations. The parties acknowledge and agree that the release and discharge in Section 1 does not include any claims that TNP might have against M&I for a failure to comply with or a breach of any term or provision in this Release. The parties further acknowledge and agree that the release in Section 1 does not include any claims that TNP might have against M&I for a failure to comply with or a breach of any term, provision, representation or warranty in that certain LSA.

3. Indemnity. TNP hereby defends, indemnifies and holds M&I harmless from and against all damages, costs and expenses (including reasonable attorneys’ fees and costs) incurred by M&I as a result of claims, demands, obligations, actions, or causes of action, any of the preceding of which have been asserted by or may subsequently be made or asserted by TNP or any third-party against M&I in connection with the marketing and sale of the Loan to TNP.

4. Release Confidential. Each party shall hereafter maintain in confidence the terms and existence of this Release and shall not disclose the same to any other person, firm or entity, except (a) as reasonably required to comply with, fulfill or enforce any terms or conditions of this Release; (b) as may be required in response to governmental subpoena, regulation or by law; (c) as reasonably necessary in any judicial proceeding arising out of or relating to this Release; (d) as reasonably necessary in connection with the respective good faith business purposes of the parties hereto; or (e) to the extent that same becomes public knowledge through no fault of either party.

5. Representations and Warranties of TNP. As of the date of this Release, TNP represents and warrants that:

(a) it has full right and authority to enter into this Release, and no action, suit or proceeding pending against TNP in any court or by or before any other governmental agency or instrumentality materially affects the ability of TNP to enter into this Release;

(b) the execution and delivery of this Release (i) are within the power of the undersigned persons and entities; (ii) have been duly authorized by all necessary company action (or will hereafter be promptly ratified as such); and (iii) do not contravene any provision of any agreements to which TNP (or the undersigned representatives of TNP) is a party;

(c) upon execution and delivery, this Release will be the legal, valid, and binding obligation of TNP, enforceable against TNP in accordance with its terms; and

(d) no other person or entity has an interest in any claims that are being released hereunder.

6. Representations and Warranties of M&I. As of the date of this Release, M&I represents and warrants that:

(a) it has full right and authority to enter into this Release, and no action, suit or proceeding pending against M&I in any court or by or before any other governmental agency or instrumentality materially affects the ability of M&I to enter into this Release;

(b) the execution and delivery of this Release (i) are within the power of the undersigned persons and entities; (ii) have been duly authorized by all necessary company action (or will hereafter be promptly ratified as such); and (iii) do not contravene any provision of any agreements to which M&I (or the undersigned representatives of M&I) is a party;

(c) upon execution and delivery, this Release will be the legal, valid, and binding obligation of M&I, enforceable against M&I in accordance with its terms; and

(d) it has not entered into any written agreement to sell the Loan to any person or entity other than to TNP Acquisitions, LLC or its Designee.

7. Complete Release. The mutual consideration herein is the full, complete and entire consideration for this Release, and there is no other agreement, oral or written, express or implied, regarding the subject matter of this Release.

8. Construction. The parties to this Release have cooperated in the drafting and preparation hereof. Should any third-party construction be made of this Release, such construction shall not be interpreted against any party on the basis that such party was the drafter of such provision.

9. Governing Law. This Release shall be governed and interpreted according to the laws of the State of Wisconsin. Venue for any dispute between the parties that refers or relates in any manner to this Release shall be in the Circuit Court for Milwaukee County, Wisconsin, or the United States District Court for the Eastern District of Wisconsin.

10. Severability. Each part of this Release is intended to be severable. If any term, condition or provision herein is held to be unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Release, then all such remaining parts hereof shall be valid and enforceable and shall have full force and effect as if the invalid or unenforceable part had not been included.

By:	TNP ACQUISITIONS, A DELAWARE LIMITED LIABILITY COMPANY

By:

Name:

Its:	Authorized Signatory

By:	M&I MARSHALL & ILSLEY BANK, A WISCONSIN STATE-CHARTERED BANK

By:

Name:

Its:	Authorized Signatory